SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:                 [ ]    Confidential, for Use of the
[ ]      Preliminary Proxy Statement              Commission Only (as permitted
[X]      Definitive Proxy Statement               by Rule 14a-6(e)(2))
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to [ ] Rule 240.14a-11(c) or
         [ ] Rule 240.14a-12

                     Washington Scientific Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required
         [ ]      $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item
                  22(a)(2) of Schedule 14A
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transactions applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)      Proposed maximum aggregate value of transaction:

                  (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                                   [WSI LOGO]

                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JANUARY 8, 1998


         Notice is hereby given that the Annual Meeting of Stockholders of Washington Scientific Industries, Inc. (the "Company") will be held at the Radisson Plaza Hotel located at 35 South Seventh Street, Minneapolis, Minnesota, on Thursday, January 8, 1998, at 3:30 p.m., Central Standard Time, for the following purposes:

         1. To approve a proposal to amend the Company's Bylaws to reduce the number of directors to six.

         2. To elect six directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on November 10, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                      By Order of the Board of Directors



                                      Gerald E. Magnuson, SECRETARY

Minneapolis, Minnesota
December 2, 1997



         TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                                   [WSI LOGO]

                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.


                                 PROXY STATEMENT
                                -----------------


         This Proxy Statement is furnished to the stockholders of Washington Scientific Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held on January 8, 1998, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted. The Company's offices are located at 2605 W. Wayzata Boulevard, Long Lake, Minnesota 55356, and its telephone number is (612) 473-1271. The mailing of this proxy statement to stockholders of the Company commenced on or about December 2, 1997.

         The Company currently has only one class of securities, Common Stock, of which 2,428,980 shares were issued and outstanding and entitled to vote at the close of business on November 10, 1997. Each share is entitled to one vote and stockholders have cumulative voting rights in connection with the election of directors in the event any stockholder gives written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A stockholder may cumulate votes for the election of directors by multiplying the number of votes to which the stockholder may be entitled by six (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Only stockholders of record at the close of business on November 10, 1997, will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Stockholders constitutes a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Stockholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

         The following table includes information as of November 10, 1997, concerning the beneficial ownership of Common Stock of the Company by (i) stockholders known to the Company to hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the table on page 5 and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

        Name and Address                              Percent
      of Beneficial Owner             Amount          of Class
      -------------------             ------          --------
Dimensional Fund Advisors, Inc.      144,600 (1)        5.95%
 1299 Ocean Avenue
 Suite 1100
 Santa Monica, CA  90401

Paul Baszucki(2)                       5,250 (3)           *

Melvin L. Katten(2)                   50,050 (3)        2.06%

T.E. Larsen(2)                         4,250 (3)           *

Gerald E. Magnuson(2)                  9,104 (3)           *

George J. Martin(2)                   47,300 (3)        1.94%

Eugene J. Mora(2)                      5,250 (3)           *

Michael J. Pudil(2)(4)               113,334 (3)        4.46%

James J. Valento(4)                    6,967 (3)           *

All Officers and Directors           241,505 (3)        9.38%
  as a Group (8 persons)

-------------------
*        Less than one percent.

(1) Based upon information provided by Dimensional Fund Advisors, Inc. as of June 30, 1997.

(2) Serves as a director of the Company and, except for Mr. Larsen, has been nominated for re-election.

(3) Includes shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options in the amount of 4,250 shares for each of Messrs. Baszucki, Katten, Larsen, Magnuson, Martin and Mora; 113,334 shares for Mr. Pudil; 6,667 shares for Mr. Valento; and 145,501 shares for all officers and directors as a group.

(4) Serves as an executive officer of the Company and appears in the table on page 5 hereof.

                     1. REDUCTION OF THE NUMBER OF DIRECTORS

         The present size of the Board of Directors is fixed at seven persons. Mr. T. E. Larsen, a director since 1988, will not stand for re-election. Consequently, the Board has determined that it would be in the best interests of the Company to reduce the size of the Board to six persons. Under provisions of the Company's Bylaws and Minnesota law, the size of the Board may only be reduced by a vote of the stockholders.

         The following resolution will be presented to the stockholders for approval:

                  RESOLVED, that Article III, Section 1 of the Bylaws of this corporation be amended to read as follows:

                  "The business and property of the corporation shall be managed by its Board of Directors, six (6) in number. The term of each Director shall continue until the next annual meeting of the corporation and until his successor is elected and qualifies."

         Approval of this resolution requires the affirmative vote of a majority of the stockholders present in person or by proxy at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THIS AMENDMENT TO THE BYLAWS.

                            2. ELECTION OF DIRECTORS

         Six directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders or until their successors are elected. The Board of Directors has nominated for election the six persons named below. All of the nominees are currently directors of the Company and all were elected by the stockholders at the 1997 Annual Meeting of Stockholders. It is anticipated that proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

         The names and ages of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.


                            Principal Occupation                        Director
Name and Age                and other Directorships                      Since
------------                -----------------------                     --------

Paul Baszucki (57)       Chairman of Norstan, Inc., Maple Grove,          1988
                         Minnesota (telecommunications); Director of
                         Norstan, Inc. and G&K Services, Inc.

Melvin L. Katten (61)    Senior Partner of Katten Muchin & Zavis,         1985
                         Chicago, Illinois (law firm); Director of Star
                         Multicare Services, Inc.

Gerald E. Magnuson (67)  Of Counsel to Lindquist & Vennum P.L.L.P.,       1962
                         Minneapolis, Minnesota (law firm); Partner of
                         Lindquist & Vennum P.L.L.P. until December
                         1994; Secretary of the Company; Director of
                         PremiumWear, Inc., Research, Incorporated and Sheldahl, Inc.

George J. Martin (60)    Chairman of the Company; Private                 1983
                         Consultant; Former President, Chief Executive
                         Officer and Chairman of PowCon
                         Incorporated from 1987 to October, 1995
                         (manufacturer of electronic welding systems).

Eugene J. Mora (62)      Private Investor; prior to October 4, 1996,      1985
                         President, Chief Executive Officer and
                         Director of Amserv Healthcare Inc., LaJolla,
                         California (provider of homecare services to individuals).

Michael J. Pudil (49)    President and Chief Executive Officer of the     1993
                         Company; Prior to November 1993, Vice
                         President and General Manager of Remmele
                         Engineering, Inc., St. Paul, Minnesota
                         (contract machining).

--------------------

         The Board of Directors met five times during fiscal 1997. Each current director attended 75% or more of the meetings of the Board of Directors and any committee on which he served.

         The Company has two standing committees, the Compensation Committee and the Audit Committee. The Compensation Committee, which met two times during the last fiscal year, is currently comprised of Messrs. Magnuson (Chair), Baszucki, Katten and Larsen. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and key employees.

         The Audit Committee, which met once during the last fiscal year, is currently comprised of Messrs. Mora (Chair), Magnuson and Martin. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments.

         The Company does not have a nominating committee. However, the Company's Bylaws provide that a notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such stockholders to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's Annual Meeting. The notice to the Company from a stockholder who intends to nominate a person at the meeting for election as a director must contain certain information about such stockholder and the person(s) nominated by such stockholder, including, among other things, the name and address of record of such stockholder, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of stockholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ending August 31, 1997, August 25, 1996 and August 27, 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Michael Pudil, the Company's President and Chief Executive Officer and to each of the other most highly compensated officers of the Company in office at the end of fiscal year 1997, whose total cash compensation exceeded $100,000 during fiscal year 1997 (together with Mr. Pudil, the "Named Executive Officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                              Long Term
                                                             Compensation
                                                             ------------
                                   Annual Compensation          Awards
                                 ------------------------    ------------
                                                              Securities
                                                              Underlying       All Other
Name and Principal Position      Year    Salary     Bonus      Options      Compensation(1)
---------------------------      ----    ------     -----     ---------     --------------
Michael J. Pudil                 1997   $176,021   $86,350      70,000         $2,459
 President and                   1996    171,979         0      10,000          2,114
 Chief Executive Officer         1995    154,760    31,500           0          1,542

James J. Valento(2)              1997    86,427     42,500      10,000          1,296
 Vice President, Chief           1996    68,427          0       5,000            672
 Financial Officer, Treasurer,   1995    65,313      9,750           0         13,348(3)
 and Assistant Secretary

-------------------------

(1) These amounts represent Company's matching contributions to the Company's 401(k) plan on behalf of such employees.

(2) Mr. Valento was elected as an officer on January 9, 1997.

(3) This amount represents a relocation allowance for Mr. Valento.

OPTION GRANTS IN FISCAL YEAR 1997

         The following table contains information concerning the grant of stock options under the Company's 1987 and 1994 Stock Option Plans to the Named Executive Officers as of the end of fiscal year 1997.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                       Individual Grants
----------------------------------------------------------------------------  Potential Realizable Value at
                     Number of      % of Total                                   Assumed Annual Rates of
                    Securities     Options/ SARs                               Stock Price Appreciation for
                    Underlying       Granted to     Exercise or                        Option Term
                   Options/ SARs    Employees in    Base Price    Expiration  -----------------------------
Name                 Granted        Fiscal Year       ($/Sh)         Date           5%             10%
-----------------------------------------------------------------------------------------------------------
Michael J. Pudil      20,000            21%          $ 3.625        1/09/07     $ 45,500       $115,500
                      50,000            53%            5.625        8/26/07      176,750        448,250

James J. Valento      10,000            11%            3.625        1/09/07       22,750         57,750


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 1997:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                          Number of Securities       Value of Unexercised In-the-
                                                         Underlying Unexercised          Money Options/SARs
                                                         Options/SARs at FY-End             at FY-End (1)
                    Shares Acquired                    --------------------------    --------------------------
Name                  on Exercise     Value Realized   Exercisable  Unexercisable    Exercisable  Unexercisable
----------------      -----------     --------------   -----------  -------------    -----------  -------------
Michael J. Pudil           0                0             113,334         66,666        $389,168       $40,832
James J. Valento           0                0               6,667          8,333          13,334        17,291

------------------

(1) Based on a per share price of $5.75, which was the closing sale price of the Company's Common Stock on August 29, 1997, the last trading day of the Company's fiscal year.

PENSION PLAN

         The Company has a pension plan for non-union employees of the Company, including executive officers. The plan provides benefits to all eligible employees and is applicable to executive officers on the same basis as other employees. Employees must not be eligible for benefits under that part of the Company's pension plan covering union employees and must have completed five years of service to be eligible for retirement benefits. Retirement benefits are calculated based upon a five-year average of annual salary rates being paid prior to retirement, all as defined in the plan. The following table* shows the payments that will be made, after deduction of Social Security benefits, under the Company's pension plan for non-union employees, given the years of service and compensation set forth below based on a retirement age of 65:

   Five-Year     Annual Pension Upon Retirement With Years of Service Indicated
 Average Basic   --------------------------------------------------------------
 Compensation          10         15         20         25           30
-------------------------------------------------------------------------------
  $ 50,000           $5,242     $7,863    $10,484     $13,104     $15,725
    75,000            8,742     13,113     17,484      21,854      26,225
   100,000           12,242     18,363     24,484      30,604      36,725
   125,000           15,742     23,613     31,484      39,354      47,225
   150,000           19,242     28,863     38,484      48,104      57,725
   175,000           20,642     30,963     41,284      51,604      61,925
-------------------------------------------------------------------------------

* Under the current tax laws, compensation in excess of $160,000 may not be taken into account under the Company's pension plan. The $160,000 amount is subject to adjustment by the Secretary of the Treasury in $10,000 increments for increases in the cost of living.

BOARD COMPENSATION COMMITTEE REPORT

         Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board consisting of Messrs. Baszucki, Katten, Larson and Magnuson (Chair). All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal year 1997 as they affected Mr. Pudil, the Company's President and Chief Executive Officer and the other executive officers.

         COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The Company's executive compensation has historically consisted of three components: (i) base salaries,
(ii) stock options and (iii) cash bonuses paid out pursuant to annual profitability-based plans. The Compensation Committee has historically established the base salaries of each executive officer utilizing compensation surveys, performance against defined goals and longevity with the Company. With respect to cash bonuses, the Compensation Committee has historically established on an annual basis certain profitability targets at the beginning of each fiscal year, pursuant to which cash performance bonuses of up to 50% of an executive officer's base salary can be paid. The Company has also used stock option grants as a key ingredient of its executive compensation plans, reflecting the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In order to direct the Company's executives toward steady growth and to retain the executive's services, the stock options granted are exercisable over a ten-year period and vest over periods of up to 36 months.

         RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PLANS. In fiscal year 1997, bonuses were paid to officers and key employees equal to 50% of their current annual salaries, as a result of the Company's financial performance for the year. In addition, the Company granted stock options to key employees in order to focus the Company's key employees, including the Named Executives, on long-term Company performance which results in improvement in shareholder value and provides earning potential to the executives.

         At various times in the past the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers have been permitted to participate. Benefits under these plans are not directly or indirectly tied to Company performance.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation package for Michael J. Pudil, the Company's Chief Executive Officer, was set by the Board of Directors. The compensation for Mr. Pudil was determined by using a process and philosophy similar to that used for all executives. In fiscal 1997, Mr. Pudil received a bonus of $86,350 and options to purchase 70,000 shares. All of the options vest in increments over either 30 or 36 months.


SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

          Paul Baszucki Melvin L. Katten T.E. Larsen Gerald E. Magnuson

         The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Magnuson, a Director and a member of the Compensation Committee and the Company's Secretary, is Of Counsel to the law firm of Lindquist & Vennum P.L.L.P. which was paid for legal services rendered to the Company during the last fiscal year. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such services. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company during the current fiscal year.

PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of August 30, 1992 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends:

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                         [INSERT PERFORMANCE GRAPH HERE]

--------------------------------------------------------------------------------------------------
                            August 30,   August 29,  August 28,  August 27   August 25  August 31,
                               1992         1993        1994        1995       1996        1997
                               ----         ----        ----        ----       ----        ----
Washington Scientific          $100       $78.231     $74.830     $112.245    $91.837    $155.463
Industries, Inc.

Nasdaq Stock Market (U.S.)     $100      $131.920    $137.316     $164.926   $208.533    $290.974

Nasdaq Non-Financial           $100      $131.378    $133.831     $182.908   $202.088    $277.497
Stocks
--------------------------------------------------------------------------------------------------

Since the Company's fiscal year ends on the last Sunday of August each year, data in the above table reflects market values as of the close of trading on the Friday preceding the Company's fiscal year end for each year presented.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company (currently all directors except Mr. Pudil) are paid an annual retainer of $4,500 and a fee of $500 for each meeting of the Board of Directors or any Committee attended, except that no payments are made for Committee meetings which immediately precede or follow a Board meeting. Mr. Martin receives an additional annual retainer of $25,000 for serving as the Company's Chairman. Mr. Magnuson receives an additional annual retainer of $4,000 for serving as the Company's Secretary.

         Each non-employee member of the Board of Directors receives at the time of election or re-election to the Board by the stockholders an option to purchase 1,000 shares of the Company's Common Stock at a purchase price equal to the fair market value of the Company's Common Stock on the date of such election or reelection. The term of each director option is five years, unless the director leaves the Board, in which event his option expires within 30 days of leaving the Board. Each director option is exercisable in installments of 25% per year beginning six months after the date of grant.

         The Company established a retirement program in 1982 for directors not covered by any other retirement plan of the Company which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the retired director becomes 65 years old or later retires, and is subject to proportionate reduction if the director has served the Company less than 15 years. The maximum number of years that the benefit is payable is 10 years.

EMPLOYMENT AGREEMENTS

         On January 9, 1997, the Company amended the employment agreement with Michael J. Pudil pursuant to which Mr. Pudil is employed as the Company's President and Chief Executive Officer. The agreement has a two-year term and automatically renews for successive two-year terms unless either party provides written notice to the other party of nonrenewal at least six months in advance of the expiration of any two-year term. The agreement provides that in the event of the termination of Pudil's employment for good reason or in the event of termination of Pudil's employment without good cause, payments of Pudil's base salary and the employer share of benefit premiums shall continue for eighteen months, provided however that in the event of the termination of Pudil's employment following a change in control of WSI, Pudil shall be entitled to receive the compensation and benefits set forth in the change in control agreement. On October 18, 1995, the Company entered into a change in control agreement with Mr. Pudil. This agreement provides, among other things, for a lump-sum cash severance payment equal to approximately three times the average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a "change of control" of the Company. In general, a change in control would occur when there has been any change in the controlling persons reported in the Company's proxy statements, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least 75% of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's stockholders vote to liquidate or dissolve the Company. However, a "change in control" would not occur if any of these events is authorized, approved or recommended by the Board of Directors. This agreement also prohibits disclosure of confidential information concerning the Company and requires disclosure and assignment of inventions, discoveries and other works relating to employment. If a change in control had occurred at the end of fiscal year 1997, Mr. Pudil would have been entitled to the approximate payment of $492,700.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 1997 all Section 16(a) filing requirements applicable to its insiders were complied with.


                                    AUDITORS

         On January 11, 1996, the Company appointed Ernst & Young LLP as its independent auditors and terminated Deloitte & Touche LLP. The reports of Deloitte & Touche LLP on the consolidated financial statements of the Company for the fiscal year ended August 27, 1995 were unqualified and did not contain an adverse opinion, any disclaimers, qualification or modification as to uncertainty, audit scope, or accounting principles. In connection with the audit of the consolidated financial statements of the Company for the fiscal year ended August 27, 1995, and during the period commencing August 27, 1995 through January 11, 1996, there were no disagreements or reportable events. The decision to change firms was recommended by the Audit Committee of the Board of Directors. A representative of Ernst & Young LLP is expected to be present at the Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions.


                              STOCKHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit stockholders of a company to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Washington Scientific Industries, Inc. Annual Meeting of Stockholders following the end of fiscal year 1998 is expected to be held on or about January 9, 1999, and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 1998. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before August 2, 1998.


                                     GENERAL

         The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

         The Company's Annual Report to Stockholders for the fiscal year ended August 31, 1997 is being mailed to stockholders with this Proxy Statement. Stockholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Washington Scientific Industries, Inc., 2605 West Wayzata Boulevard, Long Lake, Minnesota 55356,
Attention: James J. Valento, or by calling the Company at (612) 473-1271.


                                      By Order of the Board of Directors,


                                      Gerald E. Magnuson, SECRETARY

                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 8, 1998

         The undersigned hereby appoints George J. Martin, Gerald E. Magnuson, Michael J. Pudil, or any of them, as proxies with full power of substitution to vote all shares of stock of Washington Scientific Industries, Inc. of record in the name of the undersigned at the close of business on November 10, 1997 at the Annual Meeting of Stockholders to be held in Minneapolis, Minnesota on January 8, 1998, or at any adjournment or adjournments, hereby revoking all former proxies.

1.       AMENDMENT OF BYLAWS TO REDUCE THE NUMBER OF DIRECTORS TO SIX.

         [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

2.       ELECTION OF DIRECTORS:

         [ ] WITH AUTHORITY to vote for          [ ] WITHHOLD AUTHORITY
             all nominees listed below               to vote for all nominees
             (except as marked to the contrary).     listed below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                        Paul Baszucki, Melvin L. Katten,
     Gerald E. Magnuson, George J. Martin, Eugene J. Mora, Michael J. Pudil

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.


         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSAL (1) AND
(2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

                                            Dated:
                                                  ------------------------------

                                            ------------------------------------
                                                     (Signature)

                                            ------------------------------------
                                                     (Signature)

                                            Please sign name(s) exactly as shown
                                            at left. When signing as executor,
                                            administrator, trustee or guardian,
                                            give full title as such; when shares
                                            have been issued in names of two or
                                            more persons, all should sign.